Exhibit 10.8

SUBCONTRACT AGREEMENT PENDING NOVATION

This SUBCONTRACT AGREEMENT PENDING NOVATION (“Agreement”) is entered into effective as of October 10, 2016, by and among EnviroStar, Inc., a Delaware corporation (the “Parent”), Western State Design, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (the “Buyer”) on the one hand, and Dennis Mack and Tom Marks (collectively, the “Members”) and Western State Design, LLC, a California limited liability company (the “Company”), on the other hand. The Members and the Company are sometimes collectively referred to as the “Seller Group.” Each of the Parent, the Buyer, the Company, and the Members is also referred to herein as a “Party” and collectively as the “Parties”. Capitalized terms used but not defined herein shall have the meanings set forth in the Purchase Agreement (as defined below).

RECITALS

WHEREAS, the Parties are parties to the Asset Purchase Agreement (the “Purchase Agreement”) dated as September 7, 2016 providing for the purchase by Buyer from the Company of the Acquired Assets, and the transfer of the Assigned Contracts and the Assumed Liabilities to Buyer on the terms and subject to the conditions set forth in the Purchase Agreement;

WHEREAS, the Parties desire that Buyer begin performing the prime contracts and task orders set forth on Schedule A to this Agreement (the “Government Contracts”) immediately upon the Closing, prior to approval by the applicable Governmental Authority of the assignment, novation or transfer of the scope of work of the Government Contracts to Buyer and, if necessary, the assignment of any subcontracts under such Government Contracts (the “Company Subcontracts”);

WHEREAS, prior to the assignment, novation or transfer of the scope of work of the Government Contracts to Buyer, the Parties desire to enter into a relationship whereby Buyer will assume responsibility for the performance of all obligations under the Government Contracts and the Company Subcontracts and the Company will receive payments under the Government Contracts and remit such payments to Buyer; and

WHEREAS, the Parties desire that Buyer begin performing the other customer subcontracts set forth on Schedule B to this Agreement (the “Customer Subcontracts”) immediately upon the Closing, prior to approval by the applicable counter-party of the assignment of the Customer Subcontracts to Buyer; and

WHEREAS, prior to the assignment of the Customer Subcontracts to Buyer, the Parties desire to enter into a relationship whereby Buyer will assume responsibility for the performance of all obligations under the Customer Subcontracts and the Company will receive payments under the Customer Subcontracts and remit such payments to Buyer.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and for such other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

1.       Buyer’s Responsibilities and Authority.

(a)       Assumption of Responsibility. On and after the Closing Date, Buyer, at its cost and expense, will act as a subcontractor to the Company and assume complete responsibility for administering and performing the Government Contracts set forth on Schedule A, the Company Subcontracts and the Customer Subcontracts set forth on Schedule B (collectively, the “Covered Contracts”). In addition, Buyer is authorized to and will take on behalf of the Company, subject to the Company’s supervision and control as set forth in Section 2, all such reasonable actions or inactions as are necessary to ensure that each of the Covered Contracts is administered and performed on and after the date hereof in accordance with all of the contract requirements and applicable Laws related thereto. Without intending to limit the authority granted to Buyer in this Section 1, the Company specifically authorizes Buyer to perform the following actions with respect to the administration and performance of the Covered Contracts on and after the date hereof, when necessary, on the Company’s behalf:

(i)	prepare, submit, negotiate, enter into and agree on any revisions, modifications, changes, or amendments to the Covered Contracts;
(ii)	prepare and submit formal correspondence, reports, certifications, contract data requirements list documents, DD-250s, progress payment requests, invoices, vouchers, and any other document required to be submitted under the Covered Contracts;
(iii)	prepare, submit, negotiate and agree on any claims, requests for equitable adjustments or other pricing adjustment proposals under any of the Covered Contracts;
(iv)	bring a lawsuit, seek arbitration or file an appeal or complaint from a government contracting officer’s final decision to a Board of Contract Appeals or the U.S. Court of Federal Claims in accordance with the Contracts Disputes Act of 1978 (the “CDA”) under the Covered Contracts; and
(v)	perform any other action necessary to ensure that each of the Covered Contracts are administered and performed in accordance with all contract requirements and applicable Laws related thereto.

(b)       Execution of Documents. Subject to the Company’s supervision and control as set forth in Section 2,with respect to the execution of contract revisions, modifications, changes, amendments, progress payment requests, invoices, vouchers and any other contractual documents authorized in Section 1(a) related to the administration and performance of the Covered Contracts, the Company hereby authorizes Buyer to execute those documents on the Company’s behalf.

2.       Control and Supervision. Buyer will obtain the Company’s prior written approval, which will not be unreasonably withheld or delayed, before executing an agreement with the Government or other counter-party that has a binding effect on the Company, bringing a lawsuit, rendering any certification the scope of which encompasses more than the Acquired Assets, and seeking arbitration or filing an appeal or complaint in accordance with the CDA in the Company’s name related to the Covered Contracts.

3.       Right to Payment; Payment Terms. The Company will promptly pay or cause to be paid to Buyer, all funds received by the Company on or after the Closing, but in no event more than two (2) Business Days following receipt of such funds by the Company, as payments pursuant to any invoice, voucher or request for progress payments rendered by Buyer for product sold or services rendered by Buyer on or after the Closing or otherwise received in respect of Buyer’s performance of or under the Government Contracts or the Customer Subcontracts on or after the Closing.

4.       Company Action. Unless Buyer fails to perform its duties or responsibilities under this Agreement, the Company will refrain from undertaking any actions which Buyer is authorized to undertake by this Agreement unless requested to do so, in writing, by Buyer. The Company also will refrain from appointing any other individual or entity to perform any of the actions covered in this Agreement. The Company will promptly forward to Buyer all notices and correspondence it receives from the Government or any other contractor with respect to the Covered Contracts.

5.       Duty to Cooperate. The Buyer and the Company will use commercially reasonable efforts to cooperate with and assist each other as may be reasonably necessary or desirable from time to time to implement the terms of this Agreement and to enable Buyer to administer and perform the Covered Contracts.

6.       Term and Termination. Subject to Section 7, this Agreement terminates in its entirety: (a) upon mutual agreement of the Parties; (b) after (i) the appropriate Governmental Authority executes an assignment or novation agreement of the Government Contracts to Buyer, and (ii) when notice of, consent to, or approval of, the assignment to Buyer of the Customer Subcontracts or, to the extent required, the Company Subcontracts, has been executed and delivered to Buyer by the appropriate counter-party; or (c) upon the expiration or termination of, including completion of all duties and obligations under and close out of, the Government Contracts, the Company Subcontracts and the Customer Subcontracts.

Subject to Section 7, this Agreement and Buyer’s authority hereunder terminates in part with respect to (x) each Government Contract when the assignment or novation applicable to such Government Contract has been executed and delivered to Buyer by the appropriate Governmental Authority or upon the expiration or termination of the Government Contract (as provided above); (y) with respect to each Company Subcontract, to the extent required, when notice of, consent to, or approval of, the assignment to Buyer of such Company Subcontract has been executed and delivered to Buyer by the appropriate counter-party or upon the expiration or termination of such Company Subcontract (as provided above); and (z) with respect to each Customer Subcontract, when notice of, consent to, or approval of, the assignment to Buyer of such Customer Subcontract has been executed and delivered to Buyer by the appropriate counter-party or upon the expiration or termination of such Customer Subcontract (as provided above).

This Agreement’s termination will not relieve the Parties of their obligations pursuant to the Purchase Agreement.

7.             Conflicts with the Purchase Agreement. Nothing in this Agreement in any way supersedes, modifies, replaces, amends, changes, rescinds, waives, expands, exceeds, enlarges or affects the provisions set forth in, or any Person’s rights, remedies or obligations under, the Purchase Agreement. Notwithstanding anything to the contrary contained herein, to the extent that any provision of this Agreement is inconsistent or conflicts with the Purchase Agreement, the Purchase Agreement controls.

8.             Costs of Seller Group. Except for legal costs incurred by Seller Group in fulfillment of its obligations under Section 4,23(a) of the Purchase Agreement, Seller Group shall be compensated by the Buyer for any and all reasonable, actual and documented out-of-pocket costs incurred by Seller Group in connection with the performance of this Agreement, including but not limited to any costs incurred by the Company after the Closing Date to maintain insurance required by the Covered Contracts.

9.             Miscellaneous.

(a)       Commercial Agreement. This Agreement is intended to be a commercial agreement between the Parties as private parties. It is not intended to, nor does it, bind the United States Government or any other Person.

(b)       Compliance with Laws. Each Party will comply with all Laws, rules and regulations applicable to the performance of its obligations under this Agreement, and will procure and maintain all licenses and permits necessary for the performance of its obligations under this Agreement.

(c)       Further Assurances. Each Party will, at its own expense, execute all further instruments and documents and take all additional actions as the other Party may reasonably require in order to effectuate this Agreement’s terms and purposes.

(d)       Notices. All notices, requests and other communications to any Party hereunder will be in writing (including facsimile transmission) and given,

if to Parent or Buyer, to:

EnviroStar, Inc.

290 Northeast 68th Street

Miami, Florida 33138

Telephone No.: (305) 754-4551

Facsimile No.: (305) 751-4903
Attn.: Mr. Henry M. Nahmad

with a copy (which shall not constitute notice) to:

Troutman Sanders LLP

875 Third Ave.

New York, New York 100022

Telephone No.: (212) 704-6030

Facsimile No.: (212) 704-5919

Attn: Joseph Walsh, Esq.

if to any member of the Seller Group, to:

Western State Design, LLC

2331 Tripaldi Way

Hayward, CA 94545

Telephone No.: 510-786-9271

Facsimile No. : 510-783-9748

Attn: Dennis Mack

with a copy (which shall not constitute notice) to:

Wendel, Rosen, Black & Dean, LLC

1111 Broadway, 24th Floor

Oakland, CA 94607

Telephone No.: 510-834-6600

Facsimile No.: 510-808-4672

Attn: Richard A. Lyons

or such other address or facsimile number as such Party may hereafter specify for the purpose by notice to the other Parties hereto. All such notices, requests and other communications will be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. on a Business Day in the place of receipt. Otherwise, any such notice, request or communication is deemed not to have been received until the next succeeding Business Day in the place of receipt.

(e)       Amendment; Waiver. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each Party to this Agreement, or in the case of a waiver, by the Party against whom the waiver is to be effective. No failure or delay by any Party in exercising any right, power or privilege hereunder operates as a waiver thereof nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

(f)       Successors and Assigns. This Agreement’s provisions are binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns; provided that no

Party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement (other than to an Affiliate) without the consent of the other Party hereto.

(g)       Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of Florida applicable to a contract executed and performed in such State without giving effect to the conflicts of Laws principles thereof, which would result in the applicability of the Laws of another jurisdiction.

(h)       Jurisdiction; Venue. Each of the parties hereto hereby irrevocably consents and submits to the exclusive jurisdiction of the United States District Court for the Eleventh Judicial District of Florida and the courts of the State of Florida located in Miami-Dade County in connection with any Action arising out of or relating to this Agreement or the Transactions, waives any objection to venue in the Eleventh Judicial District of Florida and the courts of the State of Florida located in Miami-Dade County, and agrees that service of any summons, complaint, notice or other process relating to such proceeding may be effected in the manner provided by Section 8(d). IN ANY ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OPERATIVE AGREEMENTS, THE PARTIES HERETO WAIVE TRIAL BY JURY. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT OR THE OPERATIVE AGREEMENTS. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

(i)       Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which is an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement becomes effective when each Party hereto receives a counterpart hereof signed by the other Party hereto. Until and unless each Party has received a counterpart hereof signed by the other Party hereto, this Agreement has no effect and no Party has any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). The Parties intend to sign and deliver this Agreement by facsimile or other electronic transmission. The delivery of this Agreement by facsimile or other electronic transmission has the same force and effect as delivery of original signatures and each Party may use such signatures delivered by facsimile or electronic transmission as evidence of the execution and delivery of this Agreement by all Parties to the same extent that an original signature could be used.

(j)       No Third-Party Beneficiaries. This Agreement does not create, and will not be construed as creating, any rights or interests enforceable by any Person not a Party to this Agreement.

(k)       Entire Agreement. This Agreement and the Purchase Agreement constitute the entire agreement between the Parties relating to the subject matter hereof and supersede all prior agreements and understandings, both oral and written, between the Parties with respect thereto.

(l)       Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this

Agreement will remain in full force and effect and will in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such a determination, the Parties will negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered by their duly authorized representatives as of the date first written above.

ENVIROSTAR, INC.

By:	/s/ Henry Nahmad
Name:	Henry Nahmad
Title:	Chief Executive Officer

WESTERN STATE DESIGN, INC.

By:	/s/ Henry Nahmad
Name: Henry Nahmad
Title: President

WESTERN STATE DESIGN, LLC

By:	/s/ Dennis Mack
Name:	Denis Mack
Title:	President

/s/ Dennis Mack
Dennis Mack

/s/ Tom Marks
Tom Marks

[Agreement Regarding Contracts]

SCHEDULE A

GOVERNMENT CONTRACTS

SCHEDULE B

CUSTOMER SUBCONTRACTS